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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCERA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        The Board of Directors of OCERA THERAPEUTICS, INC. (referred to herein as "Ocera," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2013 Annual Meeting of Stockholders (referred to herein as, the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, December 19, 2013 at 9:30 a.m. Pacific Time at the offices of InterWest Partners located at 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

        At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2013 Annual Meeting of Stockholders and proxy statement.

        This Notice of 2013 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2012 Annual Report (referred to herein collectively as the "Proxy Materials") provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. The Proxy Materials are being mailed to all record date stockholders for the first time on or about November 18, 2013.

        We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or follow the alternative voting instructions on your proxy card. Sending in your proxy will not prevent you from voting in person at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

        We look forward to seeing you at the Annual Meeting.

Sincerely yours,
Linda S. Grais, M.D. President and Chief Executive Officer

Palo Alto, California
November 15, 2013

525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Thursday, December 19, 2013 at 9:30 a.m. Pacific Time
Place:	InterWest Partners
2710 Sand Hill Road
Suite 200
Menlo Park, California 94025
Items of Business:	(1)
To elect the following nine (9) nominees to our Board of Directors as directors, each to hold office until the Company's 2014 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Jean-Paul Castaigne, M.D.
Lars G. Ekman, M.D., Ph.D.	Linda S. Grais, M.D.
Nina Kjellson	Michael Powell, Ph.D.
Franck S. Rousseau, M.D.	Pratik Shah, Ph.D.
Anne M. VanLent

	(2)	To hold a non-binding, advisory vote on the compensation of our named executive officers;
(3)
To approve an amendment and restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan, which changes the name of the plan to the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan and increases the number of shares available for issuance by 2,000,000 shares;
	(4)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2013 fiscal year; and
	(5)	To transact such other business as may properly be brought before the meeting.
Record Date:	Stockholders of record as of the close of business on November 11, 2013 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. To vote by proxy, please follow the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors
Jeryl L. Hilleman Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 19, 2013: This notice of the 2013 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2012 Annual Report are available at ir.ocerainc.com/annual-proxy.cfm.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors of Ocera Therapeutics, Inc., sometimes referred to as the Company or Ocera, is soliciting your proxy to vote at the 2013 annual meeting of stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We intend to mail these proxy materials on or about November 18, 2013 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Thursday, December 19, 2013 at 9:30 a.m. Pacific Time at the offices of InterWest Partners located at 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025. A map with driving directions to the annual meeting appears on the back cover of this proxy statement. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on November 11, 2013 will be entitled to vote at the annual meeting. On this record date, there were 15,231,960 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on November 11, 2013 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on November 11, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four (4) matters scheduled for a vote:

  (1)
  To elect the following nine (9) nominees to our Board of Directors as directors, each to hold office until the Company's 2014 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Jean-Paul Castaigne, M.D.
Lars G. Ekman, M.D., Ph.D.	Linda S. Grais, M.D.
Nina Kjellson	Michael Powell, Ph.D.
Franck S. Rousseau, M.D.	Pratik Shah, Ph.D.
Anne M. VanLent
  (2)
  To hold a non-binding, advisory vote on the compensation of our named executive officers;

  (3)
  To approve the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan; and

  (4)
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2013 fiscal year.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

        To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

        To vote using the proxy card, simply complete, sign and date the enclosed proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of November 11, 2013.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" all the nominees to the Board of Directors and "For" Proposals 2, 3, and 4. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301.

  •
  You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

        Your most current proxy card is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For" and "Withhold" votes, and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. With respect to all proposals other than the proposal to elect directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed

"non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

How many votes are needed to approve each proposal?

  1.
  Proposal No. 1 (Election of Directors)—The nine nominees receiving the highest number of affirmative votes of shares of common stock present at the Annual Meeting, either in person or by proxy, will be elected as directors to serve until our 2014 annual meeting of stockholders and until their successors are duly elected and qualified. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

  2.
  Proposal No. 2 (The advisory vote on executive compensation)—The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the favorable vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes are not considered voted for the proposal and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

  3.
  Proposal No. 3 (The approval of the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan)—Approval of the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan requires the favorable vote of a majority of the outstanding common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the approval, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

  4.
  Proposal No. 4 (Ratification of the selection of Ernst & Young LLP as our independent auditors for 2013)—The ratification of the appointment of independent accountants requires the favorable vote a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. The ratification of the appointment of Ernst & Young LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

What are the Board's recommendations?

        The Board of Directors unanimously recommends that you vote your shares as follows:

  •
  FOR each of the nine (9) nominees to the Board of Directors (Proposal No. 1);

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

  •
  FOR the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan (Proposal No. 3); and

  •
  FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal No. 4).

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 15,231,960 shares outstanding and entitled to vote. Therefore, the holders of 7,615,981 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What is "householding" and how does it affect me?

        We have adopted a procedure, approved by the Securities and Exchange Commission (referred to herein as, the "SEC"), called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Proxy Materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Materials, or if you hold Ocera stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Continental Stock Transfer & Trust Company by mail at 17 Battery Place, New York, NY 10004.

        If you participate in householding and wish to receive a separate copy of the Proxy Materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Continental as indicated above.

        If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

What proxy materials are available on the Internet?

        The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at ir.ocerainc.com/annual-proxy.cfm.

Note Regarding Our Recent Merger

        On July 15, 2013, Tranzyme, Inc. ("Tranzyme") completed its merger (the "Merger") with Ocera Therapeutics, Inc., a privately held Delaware corporation focused on the development, and commercialization of therapeutic products for patients with liver diseases, an unmet medical need

("Private Ocera"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013 (the "Merger Agreement"), by and among Tranzyme, Private Ocera and Terrapin Acquisition, Inc., a wholly-owned subsidiary of Tranzyme (the "Merger Subsidiary"). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera surviving the merger as a wholly-owned subsidiary of the combined company. In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the Company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. Immediately prior to the Merger and in connection therewith, the Company effected a 1-for-12 reverse stock split of its common stock. Other than historical share numbers set forth in "Director Compensation" and "Executive Compensation" below, all share numbers included in this proxy statement are expressed on a post-split basis unless otherwise indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us concerning the beneficial ownership of our common stock as of November 11, 2013 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors (including director nominees);

  •
  each of our executive officers (including former executive officers) who are listed under "Executive Officers" below ; and

  •
  all of our directors (including director nominees) and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of November 11, 2013, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 15,231,960 shares outstanding on November 11, 2013, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California 94301.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
More than 5% Stockholders
Domain Associates, LLC and affiliates(1) One Palmer Square Princeton, New Jersey 08542	2,956,348	19.4%
Thomas, McNerney & Partners, L.P. and affiliates(2) One Stamford Plaza 263 Tresser Boulevard, Suite 1600 Stamford, Connecticut 06901	2,500,002	16.3%
InterWest Partners and affiliates(3) 2710 Sand Hill Road, Suite 200 Menlo Park, California 94025	1,360,592	8.9%
Sofinnova Ventures, Inc. and affiliates(4) 2800 Sand Hill Road, Suite 150 Menlo Park, California 94025	1,282,709	8.4%
Venrock and affiliates(5) 530 Fifth Avenue, 22nd Floor New York, New York 10036	844,476	5.5%
Vivo Capital and affiliates(6) 575 High Street, Suite 201 Palo Alto, California 94301	844,476	5.5%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Linda S. Grais, M.D.(7)	73,622	*
Jeryl L. Hilleman	—	*
Franck S. Rousseau, M.D.(8)	12,098	*
David S. Moore(9)	9,722	*
Eckard Weber, M.D.(1)(10)	362,672	2.4%
Jean-Paul Castaigne, M.D.(11)	4,295	*
Lars G. Ekman, M.D., Ph.D.(12)	14,961	*
Nina Kjellson(3)	—	*
Michael Powell, Ph.D.(4)(13)	17,953	*
Pratik Shah, Ph.D.(2)(14)	17,953	*
Anne M. VanLent(15)	4,736	*
All executive officers and directors as a group (11 persons)(16)	518,012	3.4%

*
Represents beneficial ownership of less than one percent of our common stock.

(1)
Consists of (i) 988,285 shares held by Domain Partners VIII, L.P. ("DP VIII"), (ii) 7,333 shares held by DP VIII Associates, L.P. ("DP VIII Associates"), (iii) 1,897,036 shares held by Domain Partners VI, L.P. ("DP VI"), including 40,300 shares issuable upon exercise of warrants, (iv) 15,731 shares held by DP VI Associates, L.P. ("DP VI Associates"), and (v) 47,963 shares held by Domain Associates, LLC ("DA"). The principal business of each of DP VIII, DP VIII Associates, DP VI and DP VI Associates is that of a private investment partnership. The sole general partner of DP VIII and DP VIII Associates is One Palmer Square Associates VIII, LLC, a Delaware limited liability company ("OPSA VIII"). The principal business of OPSA VIII is that of acting as the general partner of DP VIII and DP VIII Associates. The sole general partner of DP VI and DP VI Associates is One Palmer Square Associates VI, LLC, a Delaware limited liability company ("OPSA VI"). The principal business of OPSA VI is that of acting as the general partner of DP VI and DP VI Associates. The principal business of DA is that of a venture capital management company. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak, Nicole Vitullo and Kim P. Kamdar are the managing members of DA, OPSA VI and OPSA VIII, and have shared voting and dispositive power over the shares beneficially owned by DP VIII, DP VIII Associates, DP VI, DP VI Associates and DA. Eckard Weber, M.D., the Chairman of the Company's board of directors, is an employee of Domain Associates and a member of One Palmer Square Associates VI, L.L.C. Dr. Weber has no voting or investment control with respect to any of the above noted holdings. Dr. Weber disclaims beneficial ownership of the shares reflected above as beneficially owned by Domain Associates, Domain Partners, and DP Associates except to the extent (if any) of his pecuniary interest therein. With respect to the ownership information relating to stockholders affiliated with Domain Associates, LLC, we have relied on information supplied by DP VIII on Schedule 13D filed with the Securities and Exchange Commission on July 25, 2013.

(2)
Consists of (i) 1,675,677 shares of common stock held of record by Thomas McNerney & Partners, L.P. ("TMP"); (ii) 6,319 shares of common stock held of record by TMP Associates, L.P. ("TMPA"); (iii) 59,641 shares of common stock held of record by TMP Nominee, LLC ("TMPN"); (iv) 687,176 shares of common stock held of record by Thomas McNerney & Partners II, L.P. ("TMP II"); (v) 2,578 shares of common stock held of record by TMP Associates II, L.P. ("TMPA II"); (vi) 7,178 shares of common stock held of record by TMP Nominee II, LLC ("TMPN II"); (vii) non-qualified stock options to purchase 17,953 shares of common stock held of record by Pratik Shah; (viii) non-qualified stock options to purchase 4,736 shares of common stock held of record by Alex Zisson; (ix) 37,909 shares of common stock that may be purchased pursuant to warrants held by TMP; (x) 141 shares of common stock that may be purchased pursuant to warrants held by TMPA; and (xi) 694 shares of common stock that may be purchased pursuant to warrants held by TMPN. Thomas, McNerney & Partners, LLC ("TMP LLC"), the general partner of TMP and TMPA, has voting and dispositive power over the shares held by TMP and TMPA. In addition, TMPN has entered into an agreement with TMP LLC that directs TMPN to vote and dispose of securities in the same manner as directed by TMP LLC with respect to the shares held by TMP and TMPA. Thomas McNerney & Partners II, LLC ("TMP II LLC"), the general partner of TMP II and TMPA II, has voting and dispositive power over the shares held by TMP II and TMPA II. In addition, TMPN II has entered into an agreement with TMP II LLC that directs TMPN to vote and dispose of securities in the same manner as directed by TMP II LLC with respect to the shares held by TMP II and TMPA II. James E. Thomas and Pete McNerney are the managers of TMPN and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP LLC votes and disposes of the securities of the Issuer over which TMP LLC exercises voting and dispositive power. James E. Thomas, and Pete McNerney, are the managers of TMPN II and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP II LLC votes and disposes of the securities of the Issuer over which TMP II LLC exercises voting and dispositive power. James E. Thomas, Alex Zisson and Eric Aguiar are the managers of TMP LLC and TMP II LLC. Pratik Shah is a member and former manager of TMP LLC and TMP II LLC and currently serves as a director on the board of Ocera. Pete McNerney is a member and former manager of TMP LLC and TMP II LLC. Dr. Shah disclaims beneficial ownership of the shares reflected above as beneficially owned by TMP LLC and TMP II LLC except to the extent (if any) of his pecuniary interest therein. The non-qualified stock options to purchase 17,953 shares and 4,736 shares of Common Stock held of record by Pratik Shah and Alex Zisson (respectively) are held for the benefit of TMP. With respect to the ownership information relating to stockholders affiliated with TMP, we have relied on information supplied by TMP on a Schedule 13D filed with the Securities and Exchange Commission on July 25, 2013 and other information known by the Company.

(3)
Consists of 1,360,592 shares held by InterWest Partners IX, L.P. ("InterWest IX"), including 94,762 shares issuable pursuant to common stock purchase warrants and 17,766 shares issuable upon exercise of a stock option held by InterWest IX. InterWest Management Partners IX, LLC ("IMP IX") serves as the general partner of InterWest IX. Philip T. Gianos, W. Stephen Holmes III, Gilbert H. Kliman and Arnold L. Oronsky are Managing Directors of IMP IX, and Nina Kjellson, Douglas A. Pepper, Bruce A. Cleveland and Khaled A. Nasr are Venture Members of IMP IX, and share voting and dispositive power over shares held by InterWest IX, and may be deemed to own beneficially the shares held by InterWest IX. Nina Kjellson is a director of the Company. Each of the Managing Directors and Venture Members of IMP IX disclaim beneficial ownership of the shares owned by InterWest IX except to the extent of their pro rata partnership interest therein. With respect to the ownership information relating to stockholders affiliated with InterWest Partners, we have relied on information supplied by InterWest IX on Schedule 13D filed with the Securities and Exchange Commission on July 30, 2013 and on information contained in the November 2013 Financing Agreement (as defined below).

(4)
Consists of (i) 1,043,738 shares held by Sofinnova Venture Partners VI, L.P. ("SVP VI"), including 18,374 shares subject to currently exercisable warrants, (ii) 14,226 shares held by Sofinnova Venture Affiliates VI, L.P. ("SVA VI"), including 250 shares subject to currently exercisable warrants, (iii) 206,792 shares held by Sofinnova Venture Partners VI GmbH & Co. KG ("SVP VI KG"), and (iv) 17,953 shares held by Dr. Michael F. Powell. Sofinnova Management VI, L.L.C. ("SM VI") is the general partner of SVP VI and SVA VI and the managing limited partner of SVP VI KG. The principal business of each of SVP VI, SVA VI and SVP VI KG is to make investments in private and public companies, and the principal business of SM VI is to serve as the general partner of SVP VI, SVA VI and SVP VI KG. Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois are the managing members of SM VI. SM VI, the general partner of SVP VI, SVA VI and SVP VI KG, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SVP VI SVA VI and SVP VI KG, and

  Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois, the managing members of SM VI, may be deemed to have shared voting power to vote such shares. Dr. Powell is a director of the Company. Dr. Powell is a managing member of SM VI and disclaims beneficial ownership of the shares shown as beneficially owned by Sofinnova except to the extent of his pecuniary interest therein as a managing member of SM VI. Dr. Powell may be deemed to have sole power to vote and sole power to dispose of shares of the Issuer directly owned by him. With respect to the ownership information relating to stockholders affiliated with Sofinnova Ventures, Inc., we have relied on information supplied by SVP VI on Schedule 13D filed with the Securities and Exchange Commission on July 24, 2013.

(5)
Consists of (i) 713,887 shares held by Venrock Healthcare Capital Partners, L.P., including 118,981 shares issuable pursuant to common stock purchase warrants, and (ii) 130,589 shares held by VHCP Co-Investment Holdings, LLC, including 21,765 shares issuable pursuant to common stock purchase warrants. With respect to the ownership information relating to stockholders affiliated with Venrock, we have relied on information contained in the November 2013 Financing Agreement (as defined below).

(6)
Consists of (i) 167,664 shares held by Vivo Ventures Fund VI, LP, including 27,944 shares issuable pursuant to common stock purchase warrants, (ii) 661,170 shares held by Vivo Ventures Fund VII, LP, including 110,195 shares issuable pursuant to common stock purchase warrants, (iii) 1,230 shares held by Vivo Ventures VI Affiliates Fund, LP, including 205 shares issuable pursuant to common stock purchase warrants, and (iv) 14,412 shares held by Vivo Ventures VII Affiliates Fund, LP, including 2,402 shares issuable pursuant to common stock purchase warrants. With respect to the ownership information relating to stockholders affiliated with Vivo Capital, we have relied on information contained in the November 2013 Financing Agreement (as defined below).

(7)
Shares for Dr. Grais consist of 73,622 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(8)
Shares for Dr. Rousseau consist of 12,098 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(9)
Shares for Mr. Moore consist of 87 shares of common stock and 9,635 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(10)
Shares for Dr. Weber consist of 344,719 shares of common stock and 17,953 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(11)
Shares for Dr. Castaigne consist of 4,295 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(12)
Shares for Dr. Ekman consist of 14,961 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(13)
Shares for Dr. Powell consist of 17,953 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(14)
Shares for Dr. Shah consist of 17,953 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(15)
Shares for Ms. VanLent consist of 4,736 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

(16)
Includes 173,206 common stock options that were exercisable as of, or exercisable within 60 days of, November 11, 2013.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of nine directors. Pursuant to the provisions of the Company's certificate of incorporation and amended and restated bylaws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election and under their respective successors shall have been duly elected and qualified. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee (referred to herein as, the "Nominating Committee"), has nominated the nine persons named below, and the Board also recommends that the stockholders elect all of the Board's director nominees at this year's Annual Meeting to serve until our 2014 Annual Meeting of Stockholders. The proxies solicited by this Proxy Statement cannot be voted for more than nine nominees at the Annual Meeting. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        Biographical information and the attributes, skills and experience of each nominee that led our Nominating Committee and Board to determine that each person should serve as a director are discussed below.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL ON PROPOSAL NO. 1 TO ELECT EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

BOARD OF DIRECTORS

        The following information is furnished with respect to each of our directors, which information is as of November 11, 2013. Effective as of the effective time of the Merger, John H. Johnson, George B. Abercrombie, Vipin K. Garg, Ph.D. and Alex Zisson resigned from the Company's board of directors and Nina Kjellson, Linda S. Grais, M.D., Michael F. Powell, Ph.D., Pratik Shah, Ph.D., Eckard Weber, M.D., Lars Ekman, M.D. Ph.D. and Franck S. Rousseau, M.D. were appointed to the Company's board of directors. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears previously under the heading "Security Ownership of Certain Beneficial Owners and Management."

MANAGEMENT DIRECTORS

Name	Age	Position
Linda S. Grais, M.D.	57	President, Chief Executive Officer and Director
Franck S. Rousseau, M.D.	56	Chief Medical and Development Officer and Director

        Linda S. Grais, M.D. has served as one of our directors and as our President and Chief Executive Officer since the date of the Merger, as a member of the board of directors of Private Ocera since January 2008 and as President and Chief Executive Officer of Private Ocera since June 2012. Prior to her employment by Private Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. As of President and Chief Executive Officer, Dr. Grais brings to our Board of Directors her diverse training and experience as both a medical doctor and a lawyer, her experience as a founder and senior executive of a pharmaceutical company, and her experience as an investor in new life sciences companies. She currently serves on the board of directors of Arca Biopharma, Inc (NASDAQ:ABIO).

        Franck S. Rousseau, M.D. has served as one of our directors and as our Chief Medical and Development Officer since the closing of the Merger. Between October 2011 and July 2013, Dr. Rousseau served as the Chief Medical Officer of Tranzyme. From 2003 to 2010, he worked at Gilead Sciences, Inc. (NASDAQ: GILD) where he had most recently served as Therapeutic Area Head, Hepatic Diseases, and initially as Vice President, Clinical Development. During this time, when he also was head of Gilead's Durham, North Carolina facility, Dr. Rousseau oversaw the clinical development for several drugs which ultimately received global marketing approval. From 1997 to 2002, Dr. Rousseau was Chief Medical Officer of Triangle Pharmaceuticals until its acquisition by Gilead in 2003. He began his pharmaceutical industry career in 1993 at Wellcome Lab, followed by two years with Glaxo Wellcome (NYSE: GSK) from 1995-1997 serving as Medical Advisor. Dr. Rousseau holds a Doctorate of Medicine and a Degree of Epidemiology and Nosocomial Infections from the University of Paris 7, Paris, France. He also holds a Degree of Statistics from the University of Paris 6, Paris, France. We believe Dr. Rousseau's qualifications to sit on the Company's Board of Directors include his extensive experience in the pharmaceutical industry and his extensive knowledge of the clinical development process.

NON- MANAGEMENT DIRECTORS

Name	Age	Position
Eckard Weber, M.D.(1)	63	Chairman of the Board of Directors
Jean-Paul Castaigne, M.D.(1)(2)	68	Director
Lars G. Ekman, M.D., Ph.D.	63	Director
Nina Kjellson(3)	39	Director
Michael Powell, Ph.D.(3)	59	Director
Pratik Shah, Ph.D.(1)(2)	44	Director
Anne M. VanLent(2)(3)	65	Director

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating and Corporate Governance Committee.

        Eckard Weber, M.D. has served as the Chairman of our Board of Directors since the closing of the Merger. Mr. Weber was a co-founder of Private Ocera and served as a member of its board of directors from its inception in December 2004 to July 2013, and as the chairman of Private Ocera's board of directors from 2004 to July 2013. Dr. Weber is also an employee of Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, a position he has held since 2001. Dr. Weber currently serves as interim chief executive officer of Sonexa Therapeutics, a seed-stage biopharmaceutical company. He is chairman of the board at Sequel Pharmaceuticals, Inc. and Tragara Pharmaceuticals, Inc. Dr. Weber is an observer on the board of directors of Syndax Pharmaceuticals, Inc. and a member of the board of directors of Adynxx, Inc., Domain Elite Holdings, Ltd., Tobira Therapeutics, Inc., Nina Biotherapeutics, Inc., Pinta Biotherapeutics, Inc. and Santa Maria Biotherapeutics, Inc. Dr. Weber was chairman of Peninsula Pharmaceuticals, Inc. until the company was sold to Johnson & Johnson in 2005, chairman of Cerexa Inc. until the company was sold to Forest Laboratories, Inc. in January 2007, chairman of NovaCardia, Inc. until the company was sold to Merck in September 2007, chairman of Calixa Therapeutics until the company was sold to Cubist Pharmaceuticals in December 2009 and a board member of Conforma Therapeutics Corporation and Cabrellis Pharmaceuticals Corporation until they were sold to Biogen-IDEC, Inc. and Pharmion Corporation, respectively. Dr. Weber also has over 20 years of drug discovery and development experience and has been a consultant to biotechnology and pharmaceutical companies. Until 1995, he was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of over 40 patents and patent applications, and has published over 130 papers in scientific periodicals. Dr. Weber is the chairman of the board of directors of Orexigen, Inc. (NASDAQ:OREX), and, during the past five years, served as a member of the board of directors of Novacea, Inc. (OTC:NOVC). Dr. Weber holds a B.S. from Kolping College in Germany and an M.D. from the University of Ulm Medical School in Germany. He received his postdoctoral training in neuroscience at Stanford University Medical School. We believe Dr. Weber adds significant value to our Board of Directors because of his operational, strategic and corporate leadership experience, and his experience as a founding chief executive officer and board member of, and consultant to, numerous biopharmaceutical companies.

        Jean-Paul Castaigne, M.D. has served as one of our directors since June 2004. Dr. Castaigne is President and CEO of Angiochem Inc., or Angiochem, a position he has held since September 2006. Angiochem leverages its EPiC platform technology to create drugs that cross the blood brain barrier to treat brain diseases. In this capacity, he has advanced multiple clinical and preclinical drug candidates and leads the company's financing and partnering activities. Prior to joining Angiochem, he was COO and CSO of Conjuchem Inc. (TSX:CJB), or Conjuchem, a Montreal-based drug delivery company. Prior to joining Conjuchem in 2000, he was Vice President, World Wide Head of Global R&D at

Groupe Fournier SA in France. Before that, he was with Novartis for over 10 years in a variety of international positions, including President and Managing Director for Sandoz Philippines and Director of Medical and R&D for Sandoz in France and as Corporate Vice-President, R&D, Medical and Regulatory in Canada, where he oversaw significant growth in the R & D operation. Earlier in his career, Dr. Castaigne worked for Cilag France (Johnson & Johnson) and Sanofi-Aventis in clinical and regulatory management. He received his M.D. from Paris University in 1975, held the position of Associate Professor of Oncology, Pneumology there in 1978, and received his advanced diploma in Management and Business Administration in 1987 from HEC Paris. We believe Dr. Castaigne's experience working in various pharmaceutical companies as well as his extensive knowledge of all aspects of our preclinical and clinical development plans make him an important member of our Board of Directors.

        Lars G. Ekman, M.D., Ph.D. has served as one of our directors since the closing of the Merger. Dr. Ekman served as a member of the board of directors of Private Ocera from January 2009 to July 2013. Dr. Ekman has been employed at Sofinnova Ventures for five years and currently serves as an Executive Partner. With more than 28-years of experience in the pharmaceutical industry, Dr. Ekman served as Co-Founder and Chief Executive Officer of Cebix Inc., from 2008 to 2010 and prior to that he was Executive Vice President and President of Global Research and Development of Elan Corporation plc from January 2001 to December 2007. Prior to joining Elan, he was Executive Vice President, Research and Development at Schwarz Pharma AG from February 1997 to December 2000, and was previously employed in a variety of senior scientific and clinical functions at Pharmacia, now Pfizer. Dr. Ekman serves as the Lead Independent Director of the board of InterMune Inc. (NASDAQ:ITMN) and Amarin Corporation plc (NASDAQ: AMRN), the Executive Chairman of Sophiris Bio Inc. (formerly Protox Therapeutics) (NASDAQ:SPHS) and the Chairman of Prothena Corporation plc (NASDAQ:PRTA). Additionally, he is a member of the board of Cebix Inc. Dr. Ekman is a board certified surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in the United States and Europe. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman brings to our Board of Directors extensive knowledge of the research, development and commercialization of pharmaceutical products in a variety of therapeutic areas that he gained as a former senior executive at several global pharmaceutical companies and his medical background.

        Nina Kjellson has served as one of our directors since the closing of the Merger. Ms. Kjellson served as a member of the board of directors of Private Ocera from June 2011 to July 2013. Ms. Kjellson is a managing director at InterWest Partners, a venture capital firm, where she has been employed since 2002. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare-focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. Ms. Kjellson also served on the board of directors of Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of antibiotics for serious infections formerly listed on the NASDAQ, from February 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. We believe Ms. Kjellson's extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies makes her a valuable member of our Board of Directors.

        Michael Powell, Ph.D. has served as one of our directors since the closing of the Merger. Dr. Powell served as a member of the board of directors of Private Ocera from June 2006 to July 2013. Dr. Powell has been a managing general partner of Sofinnova Ventures, a venture capital firm, since 1997. From 1990 to 1997, Dr. Powell served as group leader of drug delivery at Genentech, Inc. From 1987 to 1990, he was the director of product development for Cytel Corporation, a biotechnology firm. He is an adjunct professor at the University of Kansas. Dr. Powell is currently the board president of AVAC (AIDS Vaccine Advocacy Coalition) and a past strategic advisor to OneWorld Health and to the IAVI (International AIDS Vaccine Initiative) Innovation Fund. Within the past five years, Dr. Powell served on the board of directors of each of Trius Therapeutics, Inc. (NASDAQ:TSRX) and Orexigen Therapeutics, Inc. (NASDAQ:OREX), and currently serves on the board of directors of several private companies, including Ascenta Therapeutics, Labrys Biologics, and Mirna Therapeutics. Dr. Powell holds a B.S. in chemistry and a Ph.D. in physical chemistry from the University of Toronto, and completed his post-doctorate work in bio-organic chemistry at the University of California. We believe that Dr. Powell's leadership and corporate governance experience from his experience with life sciences companies and his service on the boards of directors of other private and public companies, including his service on other audit and nominating and corporate governance committees, makes him an appropriate nominee to serve on the Company's Board of Directors.

        Pratik Shah, Ph.D. has served as one of our directors since the closing of the Merger. Dr. Shah served as a member of the board of directors of Private Ocera from September 2005 to July 2013. Dr. Shah is the president and chief executive officer of Auspex Pharmaceuticals, Inc. and also a partner with Thomas, McNerney & Partners, a health care venture firm that invests in life science and medical technology companies, and has been with that firm since 2004. In addition, he serves on the boards of Auspex Pharmaceuticals, Cebix Inc. and SGB Inc. Prior to joining Thomas, McNerney & Partners, Dr. Shah was the Chief Business Officer and co-founder of Kalypsys, Inc., a biopharmaceutical company. Before that, he was at McKinsey & Company, where he focused on biotechnology and venture capital projects. Dr. Shah holds a Ph.D. in Biochemistry and Molecular Biology and an M.B.A. in Finance from the University of Chicago. We believe Dr. Shah is a crucial member of our Board of Directors because of his experience as a board member, founder and senior executive of biotechnology and pharmaceutical companies, and his experience as an investor in various life sciences companies.

        Anne M. VanLent has served as one of our directors since March 2011. Ms. VanLent is currently the President of AMV Advisors, a company which she founded in 2008 to provide corporate strategy and financial consulting services to emerging growth life sciences companies. From May 2002 through April 2008, Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a company that developed and marketed prescription dermatology products that was publicly-traded before being acquired by Stiefel Laboratories in August 2008. From July 1997 to October 2001, she was the Executive Vice President—Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as the Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of and chair of the audit committee of Aegerion Pharmaceuticals, Inc. (NASDAQ:AEGR), as a director of, chair of the audit committee of and a member of the nominating and corporate governance committee of Biota Pharmaceuticals, Inc. (NASDAQ:BOTA), and as a director of, chair of the audit committee of and a member of the compensation committee of Onconova Therapeutics, Inc. (NASDAQ:ONTX). Within the past five years, Ms. VanLent formerly served on the board of directors of each of Penwest Pharmaceuticals Co., a NASDAQ-listed company from 1997 through its sale to Endo Pharmaceuticals, Inc. in the fall of 2010, and Integra Life Sciences Holding Corporation (NASDAQ:IART). Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. Ms. VanLent brings significant management experience in both public and private life sciences companies as well as expertise in financial and accounting matters to our Board of Directors and enables her to serve as our audit committee financial expert.

Composition of our Board of Directors

        Our Board of Directors currently consists of nine members. Our current directors who were directors of Private Ocera were elected to the board of Private Ocera pursuant to the board composition provisions of a voting agreement. These board compositions terminated upon closing of the Merger and there are no contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors now consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not limited to race, gender or national origin. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.

        Director Independence.    As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Our Board of Directors has determined that all non-employee members of our Board of Directors, Eckard Weber, M.D., Jean-Paul Castaigne, M.D., Lars G. Ekman, M.D., Ph.D., Nina Kjellson, Michael Powell, Ph.D., Pratik Shah, Ph.D. and Anne M. VanLent are independent under the applicable rules and regulations of the Securities and Exchange Commission and NASDAQ. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Board's Role in Risk Oversight

        The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at our company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

        While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel as more fully discussed under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Committees of Our Board of Directors

        Our Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NASDAQ and the Securities and Exchange Commission rules and regulations. A brief description of these committees and their current membership follows.

        Compensation Committee.    The current members of our Compensation Committee are Eckard Weber, M.D., who is the chair of the committee, Jean-Paul Castaigne, M.D. and Pratik Shah, M.D. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. In 2012, the Compensation Committee met one time, either in person or by conference telephone. You can find the Compensation Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Compensation Committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

  •
  evaluating the performance of these officers in light of those goals and objectives;

  •
  setting the compensation of these officers based on such evaluations;

  •
  administering the issuance of stock options and other awards under our stock plans; and

  •
  reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

        Audit Committee.    The current members of our Audit Committee are Anne M. VanLent, who is the chair of the committee, Jean-Paul Castaigne, M.D. and Pratik Shah, Ph.D. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Anne VanLent is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of our Audit Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2012, the Audit Committee met four times, either in person or by conference telephone. You can find the Audit Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Audit Committee's responsibilities include:

  •
  overseeing our corporate accounting and financial reporting process;

  •
  evaluating the independent auditors' qualifications, independence and performance;

  •
  determining the engagement of the independent auditors;

  •
  reviewing and approving the scope of the annual audit and the audit fee;

  •
  discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

  •
  approving the retention of the independent auditors to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

  •
  reviewing our critical accounting policies and estimates;

  •
  overseeing our internal audit function; and

  •
  annually reviewing the Audit Committee charter and the Audit Committee's performance.

        Nominating and Corporate Governance Committee.    The current members of our Nominating and Corporate Governance Committee are Anne M. VanLent, who is the chair of the committee, Nina Kjellson and Michael Powell, Ph.D. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2012, the Nominating and Corporate Governance Committee did not hold any meetings. You can find the Nominating and Corporate Governance Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Nominating and Corporate Governance Committee responsibilities include:

  •
  making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors;

  •
  overseeing our corporate governance guidelines; and

  •
  reporting and making recommendations to our Board of Directors concerning governance matters.

        Other Committees.    Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Communications with our Board of Directors or Individual Directors

        Our Board of Directors provides to every stockholder the ability to communicate with our Board of Directors, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of our Board of Directors or the applicable individual director by facsimile to (858) 436-3999 or by U.S. mail (including courier or expedited delivery service) to our principal executive offices, at 525 University Avenue, Suite 610, Palo Alto, California 94301. We will forward all such stockholder communications to the Chairman of our Board of Directors, as a representative of our Board of Directors, or to the director to whom the communication is addressed.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

        In connection with the initial public offering of Tranzyme, the Board of Directors approved Corporate Governance Guidelines, and a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee each operates in accordance with a charter that has been adopted by the Board of Directors. The Corporate Governance Guidelines, together with these charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the charters on our corporate website at www.ocerainc.com.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Accounting and Auditing Matters Open Door Policy

        We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at www.ocerainc.com/contact.

Consideration of Director Candidates

        Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.

        In considering candidates for director, the Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board. The Board as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. The Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

        The Board does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, the Board considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board as a whole when evaluating director nominees.

        Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth below under "Stockholder Nominations." The Nominating Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

        Stockholder Nominations.    Our amended and restated bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Corporate Governance Committee also reviews, evaluates and proposes prospective candidates for our Board and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary in accordance with the Company's bylaws and otherwise follow the procedures set forth in the bylaws. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see "Stockholder Proposals for 2014 Annual Meeting of Stockholders" below.

Related Person Transaction Policy

        In connection with the initial public offering of Tranzyme, the Board of Directors adopted a related person transaction policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see "Certain Relationships and Related Party Transactions" in this proxy statement.

Policy governing director attendance at annual meetings of stockholders

        Our policy is to encourage all of our directors to be present at our annual stockholder meetings.

Board and Committee Meetings

        The following table sets forth the number of meetings held during the fiscal year 2012 by the Board of Directors and by each committee thereof. Each of the directors, who were serving on our Board of Directors during fiscal year 2012, attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member during the time each such individual was a member of the Board of Directors.

Number of Meetings Held
Board of Directors	7
Audit Committee	4
Compensation Committee	1
Nominating and Corporate Governance	0

 DIRECTOR COMPENSATION

General

        Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to director compensation. Following the completion of our initial public offering, our Compensation Committee reviewed the 2011 Thelander Private Company Compensation Report as well as data available on a peer group of companies and information available through our directors' affiliations to (i) perform a review of our overall director and executive compensation, (ii) benchmark such compensation in relation to other comparable publicly traded companies with which we may compete for talent, and (iii) provide recommendations to ensure that our compensation programs continue to enable us to attract and retain qualified directors and executives through competitive compensation packages.

        The peer group of companies used in the evaluation included a sampling of companies that had filed for or completed initial public offerings during the previous 24 months. The companies in the peer group were as follows:

Anthera Pharmaceuticals	Ironwood Pharmaceuticals
AVEO Pharmaceuticals	Movetis
Ikaria	Tengion

        Based on its review of the director compensation practices of our peer group and upon the recommendation of our Compensation Committee, our Board of Directors adopted a non-employee director compensation policy set forth below, which became effective on July 1, 2011 (referred to herein as the "2011 Non-Employee Director Compensation Policy").

        On August 30, 2013, the Board of Directors adopted a new non-employee director compensation policy set forth below, which became effective on August 30, 2013 (referred to herein as the "2013 Non-Employee Director Compensation Policy") .

2011 Non-Employee Director Compensation Policy

        Set forth below is our 2011 Non-Employee Director Compensation Policy which became effective on July 1, 2011 and terminated as of August 30, 2013. Directors who were also our employees received no additional compensation (beyond their regular employee compensation) for their services as directors. During 2012, Dr. Garg was our only director who was also an employee of Tranzyme.

Cash Compensation:
Retainers:
	Chairman of Board	$10,000 per year(1)
	Audit Committee Chairman	$8,000 per year(1)
Board Meetings:
	Per Meeting (in person)	$4,000
	Per Meeting (telephonically)	$3,000
All Committee Meetings:	Per Meeting	$1,000
Equity Compensation:
	Chairman of the Board	60,000 options annually(2)(3)
	Non-employee director	30,000 options annually(2)(3)
	New director	30,000 options maximum(4)

(1)
Paid annually after the Company's Annual Meeting of Stockholders.

(2)
Annual option grants were made to all non-employee directors in office after each annual meeting of stockholders. Annual option grants vested 25% upon issuance and 25% on each three-month anniversary of the date of the grant.

(3)
At each Annual Meeting at which the director remains on the Board, the non-employee director was eligible to receive an additional option to purchase a number of shares of the Company's common stock such that all options held by the Chairman represented approximately .25% and for other non-employee directors approximately 0.20%, respectively, of the Company's total number of outstanding shares of capital stock on a fully-diluted basis.

(4)
New director option grants were made on the date that a new non-employee director joined the Board. New director option grants vested 25% upon issuance and 25% on each three-month anniversary of the date of the grant.

2012 Non-Employee Director Compensation

        The following table presents information regarding the compensation of our non-employee directors in 2012.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)		Total ($)
John H. Johnson(7)	36,000		56,762	(5)	92,762
George B. Abercrombie(7)	30,000		85,869	(5)	115,869
Jean-Paul Castaigne, M.D.	20,000		71,338	(5)	91,338
Aaron Davidson(6)	28,000	(3)	85,869	(5)	113,869
Anne M. VanLent	39,000		85,869	(5)	124,869
Alex Zisson(7)	32,000	(4)	85,869	(5)	117,869

(1)
Amounts in this column represent fees earned under the 2011 Non-Employee Director Compensation Policy.

(2)
Amounts in this column represent the grant date fair value of option awards granted to non-employee directors during 2012, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by non-employee directors. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 2), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in (Note 9), Stock-Based Compensation included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC.

(3)
Pursuant to an agreement between Mr. Davidson and H.I.G. BioVentures, these director fees are paid directly to H.I.G. BioVentures.

(4)
Pursuant to an agreement between Mr. Zisson and Thomas, McNerney & Partners, these director fees are paid directly to Thomas, McNerney & Partners.

(5)
On August 7, 2012 the Board of Directors authorized an option grant for the non-employee directors. The Chairman of the Board was granted 21,044 shares, Dr. Castaigne was granted 26,448 shares and all other non-employee directors were granted 31,835 shares. The options have an exercise price per share of $4.24.

(6)
Mr. Davidson resigned from the Board of Directors on March 12, 2013.

(7)
Messrs. Johnson, Abercrombie and Zisson resigned from the Board of Directors on July 15, 2013.

The aggregate number of shares subject to outstanding option awards held by our non-employee directors as of December 31, 2012 was as follows:

Number of Options Outstanding at December 31, 2012
John H. Johnson	71,044
George B. Abercrombie	56,835
Jean-Paul Castaigne, M.D.	56,835
Aaron Davidson	56,835
Anne M. VanLent	56,835
Alex Zisson

2013 Non-Employee Director Compensation Policy

        Set forth below is our 2013 Non-Employee Director Compensation Policy which became effective on August 30, 2013. Directors who are also our employees will receive no additional compensation (beyond their regular employee compensation) for their services as directors.

Annual Amount
Annual Retainer for each Board Member:	$30,000
Additional Retainer for the Chairman of the Board:	$25,000
Audit Committee Chair:	$15,000
Other Audit Committee Members:	$7,500
Compensation Committee Chair:	$10,000
Other Compensation Committee Members:	$5,000
Nominating and Corporate Governance Committee Chair:	$8,000
Other Nominating and Corporate Governance Committee Members:	$4,000

        Under the terms of the 2013 Non-Employee Director Compensation Policy, each newly elected non-employee member of the Board will also receive a one-time grant of an option to purchase 20,000 shares of the Company's common stock promptly following election or appointment to the Board. These options will vest over four years with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company. In addition, each non-employee director will be granted options to purchase 10,000 shares of the Company's common stock per year, which shall be granted in arrears in approximately equal quarterly installments, provided that the applicable non-employee director is, as of such grant date, then a non-employee director of the Company. Each such grant will vest in equal monthly installments over the 12 month period commencing with the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.

Limitation of Liability and Indemnification Arrangements

        As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers and, at the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

  •
  we will advance expenses, including attorneys' fees, to our directors and, at the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

        We have also entered into, or intend to enter into, indemnification agreements with each of our executive officers and directors. These agreements will provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS

        Biographical information regarding our current executive officers is set forth below. Each executive officer is elected annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Name	Age	Position
Linda S. Grais, M.D.	57	Chief Executive Officer and President
Jeryl L. Hilleman	56	Chief Financial Officer and Secretary
Franck S. Rousseau, M.D.	56	Chief Medical and Development Officer
David S. Moore	39	Chief Business Officer

        Linda S. Grais, M.D.—Please refer to "Proposal No. 1—Election of Directors" section of this proxy statement for Dr. Grais' biographical information.

        Jeryl L. Hilleman has served as our Chief Financial Officer and Secretary since September 2013. From 2012 to 2013, Ms. Hilleman provided independent financial and strategic consulting for biotech and cleantech companies. From 2008 to 2012, she served as CFO of Amyris, Inc. (NASDAQ:AMRS), a multi-national, renewable products company based in California and Brazil. Prior to Amyris, Ms. Hilleman served as CFO of Symyx Technologies, a public company selling instruments, software and research services to pharmaceutical and chemical companies, and led the finance function at two public biotechnology companies, Geron Corporation and Cytel Corporation. Ms. Hilleman is also a member of the board of directors and chair of the audit committee of Xenoport (NASDAQ:XNPT). Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton Graduate School of Business.

        Franck S. Rousseau, M.D.—Please refer to "Proposal No. 1—Election of Directors" section of this proxy statement for Dr. Rousseau's biographical information.

        David S. Moore has served as our Chief Business Officer since January 2013, and previously served as our Vice President, Commercial Operations from August 2011 to January 2013. Before joining us, from January 1998 to August 2011, Mr. Moore was employed by Ortho-McNeil Janssen, a Johnson & Johnson company where he served in various positions including Group Director responsible for the commercialization of new pain therapeutics. He has experience in New Business Development, Disease Management / Market Development Campaigns, Launch Readiness and unique experience in developing Hospital and Payer Value Platforms. In addition, Mr. Moore held numerous positions of increasing responsibility in sales, sales management, training, market research, managed care account management and payer marketing. Mr. Moore received his M.B.A. in marketing from Lehigh University and a degree in Health Policy from Thomas Jefferson University.

 PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board of Directors is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Company's named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

    RESOLVED, that the stockholders of Ocera Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2013 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the "Executive Compensation" section of the Company's proxy statement.

        The Company urges you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the executive officers in 2012 whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.

        The vote regarding the compensation of the named executive officers described in this Proposal No. 2, referred to as a "say-on-pay advisory vote", is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Impact of Merger

        We experienced a significant change in management in connection with the Merger, which closed on July 15, 2013. As of the closing of the Merger, Vipin K. Garg, Tranzyme's President and Chief Executive Officer was terminated without cause, Rhonda L. Stanley ceased being the Company's Principal Financial Officer and Helmut Thomas was no longer designated as an executive officer of the Company.

        As of the closing to the Merger, the Board elected each of the following executive officers to serve as executive officers of the Company:

Name	Position
Linda S. Grais, M.D.	Chief Executive Officer and President
Dana McGowan	Chief Financial Officer and Secretary
Franck S. Rousseau, M.D.	Chief Medical and Development Officer
David S. Moore	Chief Business Officer

        On September 3, 2013, Jeryl L. Hilleman succeeded Dana S. McGowan who resigned as the Chief Financial Officer and Secretary of the Company.

        The compensation discussion and analysis set forth below addresses the compensation of Tranzyme's executive officers for the fiscal year 2012 in accordance with SEC rules, which compensation and discussion analysis was included in Part III to the Company's Annual Report on Form 10-K for the fiscal year 2012 previously filed with SEC and included with this proxy statement. A discussion and analysis of compensation of the Company's executive officers for 2013 will be included in the Company's proxy statement for its 2014 annual meeting. Summary descriptions of the employment arrangements for the Company's current executive officers are included below.

2012 Compensation Overview

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our former Chief Executive Officer, our former Chief Financial Officer and Vice President, Finance and the other three most highly-compensated executive officers, or the named executive officers. Our Board of Directors has delegated responsibility for creating and reviewing the compensation of our executive officers to the Compensation Committee of our Board of Directors, which is composed entirely of independent directors. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board of Directors, generally on an annual basis, regarding all compensation decisions for our executive officers.

Executive Compensation Objectives and Philosophy

        The key objectives of our executive compensation programs are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our equity holders through short- and long-term incentive compensation programs. For our executive officers, these short- and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their total compensation.

        We expect to provide our executive officers with a significant portion of their compensation through cash incentive compensation contingent upon the achievement of operational and personal performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our company's financial and operational performance. Equity compensation derives its value from our equity value, which in the future is likely to fluctuate based on our financial and operational performance.

        We seek to apply a consistent philosophy to compensation for all executive officers. Our compensation philosophy is based on the following core principles.

  To Pay for Performance

        Individuals in leadership roles are compensated based on a combination of total company and individual performance factors. Total company performance is evaluated primarily on the degree to which pre-established operational objectives are met. Individual performance is evaluated based upon several individualized leadership factors, including:

  •
  individual contribution to attaining specific operational objectives;

  •
  building and developing individual skills and a strong leadership team; and

  •
  developing an effective infrastructure to support business development and growth.

  To Pay Competitively

        We are committed to providing a total compensation program designed to retain our highest performing employees and attract superior leaders to our company. We have established compensation levels that we believe are competitive based on our board's experience with pay practices and compensation levels for companies such as ours.

  To Pay Equitably

        We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, our board considers depth and scope of accountability, complexity of responsibility, qualifications and executive performance, both individually and collectively as a team.

        In addition to short- and long-term compensation, we have found it important to provide certain of our executive officers with competitive post-employment compensation. Post-employment compensation consists primarily of two main types—severance pay and benefits continuation. We believe that these benefits are important considerations for our executive officer compensation package, as they afford a measure of financial security in the event of certain terminations of their employment and also enable us to secure their cooperation following termination. We have sought to ensure that each combined compensation package is competitive at the time the package is negotiated with the executive officer. We elect to provide post-employment compensation to our executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and our hiring needs dictate.

Setting Executive Compensation

        Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the compensation to be paid to our Chief Executive Officer, and for reviewing and determining the compensation of our other executive officers. Historically, our Compensation Committee and Board of Directors has conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

        When setting executive compensation, our Compensation Committee and Board of Directors consider our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies.

Compensation Benchmarking and Peer Group

        Prior to Tranzyme becoming a public company in 2011, our understanding of compensation paid by similarly situated biotechnology companies was based primarily on the extensive experience of the members on our Board of Directors and Compensation Committee at that time that were affiliated with venture investment firms, many of whom sat on the boards of directors of portfolio companies in the life sciences and healthcare fields in Durham, North Carolina and throughout the United States. To a lesser extent, we also used widely available surveys of executive compensation paid by life science companies conducted by third-party providers. Although our Board of Directors and Compensation Committee used this survey data as a tool in determining executive compensation, they typically applied their subjective discretion to make compensation decisions and did not benchmark our executive compensation against any particular group of companies or use a formula to set our executives' compensation in relation to this survey data.

        In October 2011, our Compensation Committee retained the services of Radford, a division of Aon Corporation (referred to herein as "Radford"), an independent executive compensation consultant, to review and provide comparative data on the base salary, bonus, equity compensation and total direct compensation of our executive officers as compared against 21 similar peer group public biotechnology companies at similar stages of clinical development, with headcounts between 15 and 120 employees, revenues between $0 and $63 million, and market capitalizations of generally between approximately $30 million to $300 million. In addition to the peer companies, Radford utilized published survey data from the Radford Global Life Sciences Survey targeting public biotechnology and pharmaceutical companies with headcount between 15 and 120.

        The companies in the peer group were as follows:

Aastrom Biosciences	CytRx
ACADIA Pharmaceuticals	GenVec
Alimera Sciences	Hemispherix BioPharma
Anadys	Inhibitex
Athersys	Keryx Biopharmaceuticals
AVI BioPharma	Nabi Biopharmaceuticals
BioCryst Pharmaceuticals	Omeros
Cell Therapeutics	OncoGenex Pharmaceuticals
CEL-SCI	Osiris Therapeutics
Chelsea Therapeutics	Vical
Cleveland BioLabs

        The assessment provided by Radford indicated that our historical executive cash compensation levels were at or below the 25th percentile of our identified peer group in cash compensation. In recommending executive compensation levels for the remainder of 2011 and 2012, our Compensation Committee sought to adjust base salaries and grant cash and equity awards to realign the overall cash and equity compensation of our named executive officers with current market levels after taking into account individual responsibilities, performance and experience. As recommended by our Compensation Committee, the adjustments to base salaries and incentive cash bonuses approved by our Board of

Directors in December 2011 were designed to increase our executive compensation levels to approximately the 25th percentiles of our identified peer group for base salary and total cash compensation.

        Our Compensation Committee generally believes that gathering appropriate benchmark information is an important part of our compensation-related decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, it typically provides a solid foundation upon which to base executive compensation decisions. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors.

        In August 2012, our Compensation Committee conducted an informal survey using publicly available information of the equity compensation for executive officers at 20 comparable companies, determined by the Compensation Committee. The comparable companies included:

Aastrom Biosciences	CytRx
Acadia Pharmaceuticals	Genvec
Alimera Sciences	Hemispherix BioPharma
Anadys	Inhibitex
Arthersys	Keryx Biopharmaceuticals
AVI BioPharma	Nabi Biopharmaceuticals
Biocryst Pharmaceuticals	Omeros
Cell Therapeutics	OncoGenix Pharmaceuticals
CEL-SCI	Osiris Therapeutics
Cleveland BioLabs	Vical

        In addition to this informal survey data, our Compensation Committee also considered such factors as the performance, changing roles and responsibilities and the expected future contributions of our executive officers to assist the Compensation Committee in granting the awards to our named executed officers set forth below in "Grants of Plan Based Awards."

        In light of the results of our clinical trials of ulimorelin and TZP-102 and our plans to initiate a strategic process, the Compensation Committee did not seek an updated compensation assessment by Radford, or any other executive compensation consultant, for the full year ended 2012 or 2013 for purposes of updating our peer group or conducting an analysis of our peer group's executive compensation. Furthermore, the Compensation Committee determined to maintain base salaries and not pay cash bonuses to our named executive officers in 2012.

Role of Chief Executive Officer in Compensation Decisions

        Our Chief Executive Officer typically evaluates the performance of other executive officers and employees on an annual basis and makes recommendations to the Compensation Committee (historically, to the full Board of Directors) with respect to annual salary adjustments, bonuses and annual stock option grants. Our Compensation Committee exercises its own discretion in recommending salary adjustments and discretionary cash and equity-based awards for all executive officers to our Board of Directors. Our Chief Executive Officer is not present during deliberations or voting with respect to compensation for the Chief Executive Officer.

Elements of Executive Compensation

        As discussed throughout this Compensation Discussion and Analysis, the compensation policies applicable to our named executive officers are reflective of our pay-for-performance philosophy, that the role of executive officers is to enhance equity holder value over the long term.

        The elements of our compensation program are:

  •
  base salary;

  •
  performance-based cash incentives;

  •
  equity incentives; and

  •
  severance and change in control benefits.

        Base salary, performance-based cash incentives and long-term equity-based incentives are the most significant elements of our executive compensation program and, on an aggregate basis, they are intended to substantially satisfy our program's overall objectives. Typically the Compensation Committee has, and will seek to, set each of these elements of compensation at the same time to enable it to simultaneously consider all of the significant elements and their impact on compensation as a whole. Taking this comprehensive view of all compensation components allows us also to make compensation determinations that will reflect the principles of our compensation philosophy and related guidelines with respect to allocation of compensation among certain of these elements and total compensation. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our executive compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities and performance.

        Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee does not apply specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer's then current base salary.

        Based upon the Compensation Committee's review of the input from Radford described in the preceding section, determination of the performance of our executive officers, individually and as a group, and our overall success, in December 2011, our Compensation Committee approved base salary adjustments for each of our executive officers, which were effective as of October 18, 2011. The Compensation Committee made no adjustment to the base salaries of the named executive officers in 2012. The base salaries for each named executive officer in 2012 were as follows:

Name	Base Salary
Vipin K. Garg, Ph.D.	$370,000
Richard I. Eisenstadt	$270,000
Franck S. Rousseau, M.D.	$330,000
Helmut Thomas, Ph.D.	$272,000
David S. Moore	$250,000

        Performance-Based Cash Incentives.    In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing appropriate incentives to our executives to achieve our strategic objectives. We have designed our annual cash incentive program to reward our named executive officers upon the achievement of specified annual corporate goals which are approved in advance by our Compensation Committee and Board of Directors. Our cash incentive program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is calculated on the basis of percentage of corporate goals achieved. The Compensation Committee determines the bonus criteria, following input from the Chief Executive Officer, and communicates the bonus criteria to the named executive officers at the beginning of each fiscal year. The performance goals established by the Compensation Committee are based on the business strategy of the Company and the objective of building shareholder value. There are three steps to determine if and the extent to which an annual cash incentive award is payable to a named executive officer. First, at the beginning of the fiscal year, the Compensation Committee determines the target percentage of the officer's annual base salary upon which the annual cash incentive award for the executive officer will be based on for that year. Second, at the beginning of the fiscal year, the Compensation Committee establishes the specific performance goals that must be met in order for the officer to receive the award. Third, shortly after the end of the fiscal year, the Compensation Committee determines the extent to which these performance goals are met and the amount of the award. The Board of Directors considers, and if it deems appropriate approves, the recommendation of the Compensation Committee at each of these steps.

        The Compensation Committee established the following performance objectives and associated weightings under our incentive award program for 2012:

Corporate Goal	Target Percentage	Actual Percentage
Meeting primary endpoint for ulimorelin Phase III in the first half of 2012	30%	0%
Ulimorelin (NDA) submission by 2012 year-end	15%	0%
Meeting primary endpoint for TZP-102 by 2012 year-end	45%	0%
2012 year-end cash balance >95% of plan	10%	0%
Total	100%	0%

        In light of the Company's performance in 2012, the Compensation Committee paid no cash bonuses to the named executive officers in 2012.

        Long-term Incentive Program.    We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. The stock awards enable our executive officers to benefit from the appreciation of stockholder value, while personally participating in the risks of business setbacks. Our equity benefit plans have provided our executive officers the primary means to acquire equity or equity-linked interests in us.

        During 2012, we granted equity awards through the Company's 2011 Stock Option and Incentive Plan, or 2011 Stock Option and Incentive Plan, which was adopted by our Board of Directors and stockholders to permit the grant of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other stock awards to our officers, directors, employees and consultants.

        Prior to becoming a public company in 2011, in the absence of a public trading market for our Common Stock, our Board of Directors determined the fair market value of our Common Stock in good faith based upon consideration of a number of relevant factors including our financial condition, the likelihood of a liquidity event, the liquidation preference of our participating preferred stock, the price at which our preferred stock was sold, the enterprise values of comparable companies, our cash needs, operating losses, market conditions, material risks to our business and valuations obtained from independent valuation firms.

        Since becoming a public company in 2011, all equity awards to our employees and directors have been at the closing price of our Common Stock as reported on NASDAQ on the date of grant of each award.

        The majority of the option grants we have historically made vest over four years, with one quarter of the shares subject to the stock option vesting on the one-year anniversary of the vesting commencement date and the remaining shares vesting in equal quarterly installments thereafter over three years. All options have a 10-year term. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under "Post Employment Compensation." We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Compensation Committee, although our Compensation Committee does consider the recommendations of our Chief Executive Officer for officers other than herself.

        Following the completion of our initial public offering, the Compensation Committee reviewed the equity ownership of our executive officers. Prior to becoming a public company, our strategy for equity compensation was to target certain percentage ownerships for our executive officers after taking into account individual responsibilities, performance and experience. These ownership percentages were determined primarily on the extensive experience of the members on our Board of Directors and Compensation Committee at that time that were affiliated with venture investment firms, many of whom sat on the boards of directors of portfolio companies in the life sciences and healthcare fields in Durham, North Carolina and throughout the United States. As we had last adjusted equity levels in February 2008, the ownership levels of our executive officers had been diluted through subsequent financings, including the initial public offering. In addition, the majority of our executive officers' stock options had become vested over this time period.

        In order to continue to retain our executive officers, and to continue to align their compensation with the long-term performance objectives of the Company and the best interests of the stockholders, upon the recommendation of our Compensation Committee, our Board of Directors approved grants of new options on April 19, 2012 to Messrs. Moore and Rousseau, and again on August 7, 2012, following the informal comparable company survey of equity compensation described above, to Drs. Garg and Thomas and Messrs. Eisenstadt and Rousseau to generally realign their ownership percentages with those of the comparable companies as detailed below in the section entitled "Grants of Plan Based Awards".

        Severance and Change in Control Benefits.    Our named executive officers, who are designated below under "Summary Compensation Table," are entitled to certain severance and change in control benefits, the terms of which are described below under "Post Employment Compensation." We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives' interests with the best interests of the stockholders.

        Other Compensation.    In addition, consistent with our compensation philosophy, we intend to continue to maintain the current benefits for our executive officers, which are also available to all of our other employees; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.

        Deductibility of Compensation under Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits our deduction for federal income tax purposes to not more than $1.0 million of compensation paid to certain executive officers in a calendar year. Compensation above $1.0 million may be deducted if it is "performance-based compensation." The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as "performance-based compensation." To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with the best interests of our stockholders.

Summary Compensation Table

        The following table provides information regarding the compensation earned during the years ended December 31, 2010, 2011 and 2012 by our former Chief Executive Officer, former Chief Financial Officer and our other three most highly-compensated executive officers, who we collectively refer to as our "named executive officers" elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Other ($)(7)		Total ($)
Vipin K. Garg, Ph.D.(3)	2012	370,000	—		66,780	—	12,062	(8)	448,842
Former President and Chief	2011	316,469	—		1,636,907	122,464	8,070	(10)	2,083,910
	2010	287,800	—		—	100,730	8,069	(10)	396,599
Richard I. Eisenstadt	2012	270,000	—		64,244	—	10,290	(7)	344,534
Former Chief Financial	2011	233,654	18,500	(5)	412,594	54,490	7,350		726,588
Officer and Vice President,	2010	193,000	—		—	38,600	6,385		237,985
Finance(4)
Franck S. Rousseau, M.D.	2012	330,000	—		124,049	—	10,566	(7)	464,615
Chief Medical and	2011	63,462	—		354,988	22,212	1,904		442,566
Development Officer
Helmut Thomas, Ph.D.(3)	2012	272,000	—		163,849	—	4,651	(7)	440,500
Former Senior Vice President,	2011	272,000	—		218,150	59,840	4,510		554,500
Research and Preclinical	2010	266,500	—		—	53,300	3,546		323,346
Development
David S. Moore	2012	250,000	—		57,222	—	8,077	(7)	315,299
Chief Business Officer	2011	96,154	50,000	(6)	356,475	19,231	49,515	(9)	571,375

(1)
The amount represents discretionary bonuses accrued or paid during the indicated year.

(2)
The amount included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as "FASB ASC Topic 718") and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 9 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC.

(3)
Dr. Garg resigned as our President and Chief Executive Officer on July 15, 2013. Dr. Thomas ceased to serve as our Senior Vice President, Research and Preclinical Development on July 15, 2013.

(4)
Mr. Eisenstadt resigned as our Chief Financial Officer and VP, Finance effective January 4, 2013.

(5)
The amount represents a discretionary one-time bonus in recognition of extraordinary services.

(6)
The amount represents a hiring bonus.

(7)
For each named executive officer other than Dr. Garg, the amounts shown in this column reflect an employer matching contribution to a 401(k) plan.

(8)
This amount includes a Company matching contribution to a 401(k) plan of $11,342 and company-paid life insurance premiums paid of $720.

(9)
This amount includes a Company matching contribution to a 401(k) plan of $4,395 and moving and related relocation, including related taxes of $45,120.

(10)
This amount includes a Company matching contribution to a 401(k) plan of $7,350 and company-paid life insurance premiums paid of $720.

Post Employment Compensation

        The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, resignation for good reason or termination following a change of control is shown below.

  Potential Payment Under Employment and Change in Control Arrangements

        Vipin K. Garg, Ph.D.    On February 20, 2007, we entered into an Amended and Restated Agreement of Employment with Dr. Garg, our former President and Chief Executive Officer, providing for his continued employment, effective as of the signing date. This employment agreement, as amended on July 16, 2008 and on March 8, 2011, provides for an initial term of three years with automatic renewals each year thereafter unless terminated by either the company or Dr. Garg. Dr. Garg's base salary was originally set at $270,000 per year, subject to annual review and increases based on Dr. Garg's performance and our performance. Dr. Garg was also eligible to receive an annual bonus payment of up to 35% of his annual base salary, based on achievement of certain performance milestones identified by our Board of Directors in consultation with Dr. Garg. Furthermore, he was eligible to participate in our group benefits programs, including but not limited to medical insurance, vacation and retirement plans, and was provided with life insurance and the ability to participate in a 401(k) plan. In the event Dr. Garg was terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement, including any material reduction in base compensation or material diminution in title, duties or responsibilities as President and Chief Executive Officer, Dr. Garg would be entitled to receive (i) continued payment of his base salary for 12 months, (ii) a pro-rata portion of his bonus for the year of termination and (iii) continuation of his taxable and non-taxable benefits for 12 months, subject to the limits under the Treasury Regulation Section 1.409A-1(b)(9)(v)(D). Additionally, all of Dr. Garg's stock options that would have otherwise vested during the 12 month period from the date of termination (assuming no termination had occurred) would vest immediately. In the event that Dr. Garg was terminated for cause or he terminated his employment without good reason, Dr. Garg would not be entitled to the payments and benefits described above unless mutually agreed upon in writing. Dr. Garg's employment agreement also included a two-year non-solicitation covenant and a one year non-compete covenant following the termination of Dr. Garg's employment.

        We also entered into a Change in Control Agreement with Dr. Garg effective as of June 13, 2008 providing for certain benefits to Dr. Garg in the event of the termination of his employment following a change in control. In the event that Dr. Garg's employment was terminated (i) by us for any reason other than for cause, as defined in the agreement (other than by reason of his death or permanent disability) or (ii) by Dr. Garg for good reason as defined in the agreement, including substantial reduction or diminishment of duties, responsibilities or salary or relocation of Dr. Garg's place of employment by more than 50 miles, in either case, in immediate anticipation of, concurrently with, or within 12 months following a change in control, Dr. Garg would be entitled to receive (a) an amount equal to 12 months' of his then-current monthly base salary (less all applicable deductions for withholding taxes and the like) payable as a single lump sum, (b) an amount equal to: (x) the percentage of his annual base salary received as a bonus payment for the preceding calendar year multiplied by (y) his base salary for the year of termination, and (c) an amount equal to the cost of the premium for continued health insurance coverage at the same coverage level and on the same terms and conditions which applied immediately prior to the date of termination for 12 months from the date of termination.

        In connection with the Merger, Dr. Garg was terminated without cause effective as of July 15, 2013.

        Richard I. Eisenstadt.    Effective June 13, 2008, we entered into a Change in Control Agreement with Mr. Eisenstadt, our former Vice President, Finance and Chief Financial Officer, providing for certain benefits to Mr. Eisenstadt in the event of the termination of his employment following a change in control. In the event that Mr. Eisenstadt's employment was terminated (i) by us for any reason other than for cause, as defined in the agreement (other than by reason of his death or permanent disability) or (ii) by Mr. Eisenstadt for good reason as defined in the agreement, including substantial reduction or diminishment of duties, responsibilities or salary or relocation of Mr. Eisenstadt's place of employment by more than 50 miles, in either case, in immediate anticipation of, concurrently with, or within 12 months following a change in control, Mr. Eisenstadt would be entitled to receive (a) an amount equal to six months' of his then-current monthly base salary (less all applicable deductions for withholding taxes and the like) payable as a single lump sum, (b) an amount equal to: (x) the percentage of his annual base salary received as a bonus payment for the preceding calendar year multiplied by (y) his base salary for the year of termination, and (c) an amount equal to the cost of the premium for continued health insurance coverage at the same coverage level and on the same terms and conditions which applied immediately prior to the date of termination for six months from the date of termination.

        Mr. Eisenstadt resigned as the Company's Chief Financial Officer and Vice President, Finance effective January 4, 2013.

        Helmut Thomas, Ph.D.    Effective June 13, 2008, we entered into a Change in Control Agreement with Dr. Thomas, our former Senior Vice President, Research and Preclinical Development, providing for certain benefits to Dr. Thomas in the event of his termination of employment following a change in control. In the event that Dr. Thomas' employment is terminated (i) by us for any reason other than for cause, as defined in the agreement (other than by reason of his death or permanent disability) or (ii) by Dr. Thomas for good reason as defined in the agreement, including substantial reduction or diminishment of duties, responsibilities or salary or relocation of Dr. Thomas' place of employment by more than 50 miles, in either case, in immediate anticipation of, concurrently with, or within 12 months following a change in control, Dr. Thomas will be entitled to receive (a) an amount equal to 12 months' of his then-current monthly base salary (less all applicable deductions for withholding taxes and the like) payable as a single lump sum, (b) an amount equal to: (x) the percentage of his annual base salary received as a bonus payment for the preceding calendar year multiplied by (y) his base salary for the year of termination, and (c) an amount equal to the cost of the premium for continued

health insurance coverage at the same coverage level and on the same terms and conditions which applied immediately prior to the date of termination for 12 months from the date of termination.

        In connection with the Merger, Dr. Thomas ceased to serve as our Senior Vice President, Research and Preclinical Development effective July 15, 2013.

        Franck S. Rousseau, M.D.    On November 2, 2011, we entered into a Change in Control Agreement with Dr. Rousseau, our current Chief Medical and Development Officer and former Chief Medical Officer, providing for certain benefits to Dr. Rousseau in the event of his termination of employment following a change in control. In the event that Dr. Rousseau's employment is terminated (i) by us for any reason other than for cause, as defined in the agreement (other than by reason of his death or permanent disability) or (ii) by Dr. Rousseau for good reason as defined in the agreement, including substantial reduction or diminishment of duties, responsibilities or salary or relocation of Dr. Rousseau's place of employment by more than 50 miles, in either case, in immediate anticipation of, concurrently with, or within 12 months following a change in control, Dr. Rousseau will be entitled to receive (a) an amount equal to six months' of his then-current monthly base salary (less all applicable deductions for withholding taxes and the like) payable as a single lump sum, (b) an amount equal to: (x) the percentage of his annual base salary received as a bonus payment for the preceding calendar year multiplied by (y) his base salary for the year of termination, and (c) an amount equal to the cost of the premium for continued health insurance coverage at the same coverage level and on the same terms and conditions which applied immediately prior to the date of termination for six months from the date of termination.

        David S. Moore.    On November 2, 2011, we entered into a Change in Control Agreement with Mr. Moore, our current Chief Business Officer and former Vice President, Commercial Operations, providing for certain benefits to Mr. Moore in the event of his termination of employment following a change in control. In the event that Mr. Moore's employment is terminated (i) by us for any reason other than for cause, as defined in the agreement (other than by reason of his death or permanent disability) or (ii) by Mr. Moore for good reason as defined in the agreement, including substantial reduction or diminishment of duties, responsibilities or salary or relocation of Mr. Moore's place of employment by more than 50 miles, in either case, in immediate anticipation of, concurrently with, or within 12 months following a change in control, Mr. Moore will be entitled to receive (a) an amount equal to six months' of his then-current monthly base salary (less all applicable deductions for withholding taxes and the like) payable as a single lump sum, (b) an amount equal to: (x) the percentage of his annual base salary received as a bonus payment for the preceding calendar year multiplied by (y) his base salary for the year of termination, and (c) an amount equal to the cost of the premium for continued health insurance coverage at the same coverage level and on the same terms and conditions which applied immediately prior to the date of termination for six months from the date of termination.

        On February 8, 2013, we entered into a Severance Agreement with Mr. Moore in connection with his promotion as our Chief Business Officer. If Mr. Moore's employment is terminated without Cause (as defined in the agreement) other than by reason of his death or disability, and is not in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in the agreement), subject to his execution of a customary separation agreement and unrevoked release, he shall be entitled to receive (i) salary continuation for the six month period immediately following the date of termination at the rate in effect at termination and subject to reduction on a dollar for dollar basis by any compensation received in connection with any employment or consulting relationship with any other person or entity during such six month period, such salary payable starting within 60 days of the date of termination with the first installment to cover amounts retroactive to the day immediately following the date of termination and (ii) if Mr. Moore was participating in our group health plan immediately prior to the date of termination and elects health continuation under COBRA, monthly cash payments in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Moore for the period of six months following the date of termination or until such sooner date as Mr. Moore begins employment with another employer. This agreement supplements Mr. Moore's Change in Control Agreement, provided, that in no event shall Mr. Moore be entitled to pay and benefits under both his Severance Agreement and Change in Control Agreement.

        Rhonda L. Stanley.    On February 18, 2013, we entered into a Retention and Change in Control Agreement with Rhonda L. Stanley, our corporate controller, former principal financial officer and principal accounting officer, providing for retention and change in control benefits. Pursuant to the agreement, Ms. Stanley will receive a retention bonus in an amount equal to 50% of her then annual base salary, less applicable deductions and withholdings, if she remains employed by us until September 30, 2013. Additionally, if her employment is terminated without Cause (as defined in the agreement) other than by reason of her death or disability prior to September 30, 2013, and is not in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in agreement), subject to Ms. Stanley's execution of a customary separation agreement and unrevoked release, she shall be entitled to receive (i) salary continuation for the six month period immediately following the date of termination at the rate in effect at termination and subject to reduction on a dollar for dollar basis by any compensation received in connection with any employment or consulting relationship with any other person or entity during such six month period, such salary payable starting within 60 days of the date of termination with the first installment to cover amounts retroactive to the day immediately following the date of termination and (ii) if Ms. Stanley was participating in our group health plan immediately prior to the date of termination and elects health continuation under COBRA, monthly cash payments in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Ms. Stanley for the period of six months following the date of termination or until such sooner date as Ms. Stanley begins employment with another employer.

        In addition, if her employment is terminated without Cause or for Good Reason (each as defined in the agreement) in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in the agreement), subject to Ms. Stanley's execution of a customary separation agreement and unrevoked release, she shall be entitled to receive (i) six months annual salary at the rate in effect at termination payable in lump sum, (ii) an amount equal to the percentage of her annual base salary received as a bonus payment for the calendar year immediately preceding the year of termination multiplied by her base salary received in the year of termination excluding the amount described in the preceding clause (i), payable in lump sum, and (iii) an amount equal to the cost of the premium for continued health insurance coverage at the same average level and on the same terms and conditions which applied immediately prior to the date of termination for six months from the date termination, paid directly to our health insurance provider, provided Ms. Stanley properly elects and maintains continued health insurance. If Ms. Stanley was not participating in our group health insurance plan at the time of her termination of employment, we shall pay in lieu of the amount described in clause (iii) such amount equal to the monthly payment Ms. Stanley is making to obtain individual health insurance coverage at the same level and on the same terms and conditions which applied immediately prior to the date of termination, subject to Ms. Stanley providing satisfactory proof of her payment of premiums in accordance with our normal expense reimbursement policy.

        Linda S. Grais, M.D.    On June 7, 2012, Private Ocera entered into a letter agreement with Dr. Grais, our current Chief Executive Officer and President. Under the terms of the letter agreement, Dr. Grais was employed on an "at-will," part-time basis. Dr. Grais was employed at 75% of a full time equivalent at a salary of $255,000 based on a full time equivalent salary of $340,000. Dr. Grais is eligible to receive performance based bonuses in an amount of up to 35% of her base salary. The letter agreement further provides that, while Dr. Grais would remain on Private Ocera's board of directors following her employment by Private Ocera, she was to resign, and did resign, from Private Ocera's audit committee. The letter agreement further provides that, in the event of the consummation of certain corporate transactions, Dr. Grais would be entitled to an incentive bonus equal to 4% of the consideration paid in such transaction. If Dr. Grais terminates her employment with "good reason" (as defined in the letter agreement) prior to the closing of such corporate transaction or the expiration of the term of her employment, or if Private Ocera elected to terminate her employment without "cause" (as defined in her letter) prior to the consummation of such a corporate transaction or the expiration of the term of her employment, she would continue to be eligible for that incentive bonus. Although standard forward and change in control mergers would trigger the payment of such bonus, the Merger did not trigger the payment of the bonus. Pursuant to her letter agreement, Dr. Grais was also granted an option to purchase such number of shares of Private Ocera's common stock as represented one percent thereof on a fully-diluted basis. The option is immediately exercisable as to all shares thereunder but any shares issued upon exercise of the option are subject to a right of repurchase in favor of Private Ocera upon termination of her employment with Private Ocera for any reason. One-half of the shares covered by her option vest in equal monthly installments over the first year of the term thereof and the other one-half upon the occurrence of certain corporate transactions. The option granted pursuant to the terms of Dr. Grais' letter agreement was amended on April 22, 2013 to revise the definition of those corporate transactions which would trigger the vesting of such other half of the shares covered by her option. As a result, the portion of her option contingent upon the occurrence of certain corporate transactions vested in full as of the effective time of the Merger. In connection with the Merger, the Company assumed the obligations of Private Ocera under the letter agreement with Dr. Grais.

        On August 13, 2013, our Board of Directors approved a revised compensation package for Dr. Grais, pursuant to which she will receive an annual salary of $425,000. Dr. Grais is eligible to receive performance based bonuses in an amount of up to 50% of her base salary, which will be payable based on a combination of total company and individual performance factors to be determined by the Company. Total company performance is expected to be measured primarily on the degree to which pre-established operational objectives are met. Individual performance will be evaluated based upon several individualized leadership factors. Dr. Grais was also granted an option to purchase 491,550 shares of the Company's common stock. The options have a ten year term and commenced vesting on August 13, 2013 according to the following schedule: 25% of the shares covered thereby will vest on August 13, 2014 and the balance of the shares covered thereby will vest in equal monthly installments over the succeeding three year period. However, the exercise of such options is conditional upon stockholder approval of the increase in the maximum number of shares of common stock available for issuance under the Company's 2011 Stock Option and Incentive Plan, as described in extensive detail in Proposal 3 below. If stockholder approval of such increase is not obtained within twelve months from August 13, 2013, such options will expire by their terms on August 13, 2014.

        Jeryl L. Hilleman.    On September 3, 2013, we entered into a letter agreement with Ms. Hilleman, our current Chief Financial Officer and Secretary. Under the terms of the letter agreement, Ms. Hilleman is employed on an "at-will" basis. Pursuant to the terms of the letter agreement, Ms. Hilleman will receive an annual base salary of $330,000 and be eligible to receive an annual performance bonus, with a target amount equal to 30% of her annual base salary, the goals for which will be determined in the sole discretion of the Board of Directors. Ms. Hilleman also received a stock option to purchase 200,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The option will vest over four years with 25% of the option vesting on the one-year anniversary of the effective date of the letter agreement and the remaining shares vesting in equal monthly installments thereafter, subject to Ms. Hilleman's continued service to the Company. However, the exercise of such options is conditional upon stockholder approval of the increase in the maximum number of shares of common stock available for issuance under the Company's 2011 Stock Option and Incentive Plan, as described in extensive detail in Proposal 3 below. Ms. Hilleman will be eligible to participate in the Company's other employee benefit plans. In the event Ms. Hilleman's employment is terminated without cause (as defined in the letter agreement), subject to her execution of a customary release agreement, she will be entitled to receive (i) a continuation of her base salary for 12 months at the rate in effect at termination, (ii) payment of COBRA premiums for twelve months, and (iii) acceleration of the option so that as of the effective date of termination, Ms. Hilleman will be deemed vested in the same number of shares as if she had completed an additional 12 months of employment with the Company.

  Potential Payments Upon Termination and Change in Control

        The following table and summary set forth potential payments and benefits payable to our current executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason following a change in control. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2012 and, if applicable, a change of control also occurred on such date.

        Payments upon certain terminations of employment as set forth in the table below are determined by the terms of our former CEO's employment agreement and the respective named executive officer's change in control agreements. The amounts payable upon a change in control represent accelerated vesting of options and are determined by the terms of the equity incentive plan under which the options have been granted and the terms of the grant agreement governing the options. Grant agreements for options under our stock option plans generally have provided for 100% acceleration of unvested options for all grantees in connection with a change in control because our Board of

Directors believes that this accelerated vesting provides our employees an incentive to assist in the successful completion of a change in control transaction.

Name	Benefit	Without cause or for good reason	Change in control
Vipin K. Garg, Ph.D.(3)	Base salary continuation	$370,000	$370,000
	Bonus	—	—
	Continuation of benefits(1)	26,114	26,114
	Vesting of Options(2)	—	—

	Total	396,114	396,114
Richard I. Eisenstadt(4)	Base salary continuation	—	135,000
	Bonus	—	—
	Continuation of benefits(1)	—	3,959
	Vesting of Options(2)	—	—

	Total	—	138,959
Helmut Thomas, Ph.D.(3)	Base salary continuation	—	136,000
	Bonus	—	—
	Continuation of benefits(1)	—	3,385
	Vesting of Options(2)	—	—

	Total	—	139,385
Franck S. Rousseau	Base salary continuation	—	165,000
	Bonus	—	—
	Continuation of benefits(1)	—	12,344
	Vesting of Options(2)	—	—

	Total	—	177,344
David S. Moore	Base salary continuation	—	125,000
	Bonus	—	—
	Continuation of benefits(1)	—	10,661
	Vesting of Options(2)	—	—

	Total	—	135,661

(1)
Amounts shown for continuation of benefits represent estimates for the continuation of medical, disability and other insurance benefits afforded to the executive officers and eligible family members in accordance with the executive officer's employment agreement and/or change in control agreement.

(2)
Upon change of control all awards vest as of the change of control date. This number assumes all outstanding unvested options as of December 31, 2012 held by each named executive officer would vest. The aggregate value reported is based on the spread between the closing stock market price of $0.5402 on December 31, 2012 and the respective exercise price for each option granted. The exercise price of all executive officer unvested options exceeded the closing stock market price on December 31, 2012.

(3)
Dr. Garg resigned as our President and Chief Executive Officer on July 15, 2013. Dr. Thomas ceased to serve as our Senior Vice President, Research and Preclinical Development on July 15, 2013.

(4)
Mr. Eisenstadt resigned as our Chief Financial Officer and VP, Finance effective January 4, 2013.

Grants of Plan-Based Awards

        All stock options granted to our executive officers are incentive stock options, to the extent permissible under the Code. The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
											Grant Date Fair Value of Stock and Option Awards ($)(3)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vipin K. Garg, Ph.D.(4)	8/07/2012	—	—	—	—	—	—	—	50,000	4.24	66,780
Richard I. Eisenstadt(5)	8/07/2012	—	—	—	—	—	—	—	40,000	4.24	64,244
Helmut Thomas, Ph.D.(4)	8/07/2012	—	—	—	—	—	—	—	90,000	4.24	163,849
Franck S. Rousseau	4/19/2012	—	—	—	—	—	—	—	100,000	3.09	113,364
	8/07/2012	—	—	—	—	—	—	—	8,000	4.24	10,685
David S. Moore	4/19/2012	—	—	—	—	—	—	—	50,000	3.09	57,222

(1)
The Company did not pay cash incentive awards in 2012.

(2)
Exercise price is equal to the closing market price of the Company's Common Stock on NASDAQ on the grant date.

(3)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 9 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC.

(4)
Dr. Garg resigned as our President and Chief Executive Officer on July 15, 2013. Dr. Thomas ceased to serve as our Senior Vice President, Research and Preclinical Development on July 15, 2013.

(5)
Mr. Eisenstadt resigned as our Chief Financial Officer and VP, Finance effective January 4, 2013.

Outstanding Equity Awards at December 31, 2012

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2012.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)					Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
						Number of Shares or Units of Stock That Have Not Vested (#)(1)
	Number of Securities Underlying Unexercised Options (#)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Vipin K. Garg, Ph.D.(3)	19,492	—	—	12.88	1/1/2014	—	—	—	—
	90,174	—	—	1.75	8/9/2015	—	—	—	—
	64,285	—	—	1.75	2/16/2016	—	—	—	—
	70,713	—	—	2.45	2/1/2017	—	—	—	—
	74,680	—	—	3.78	2/19/2018	—	—	—	—
	74,680	—	—	3.78	2/19/2018	—	—	—	—
	221,283	368,806	—	4.00	4/19/2021	368,806	—	—	—
	—	50,000	—	4.24	8/7/2022	50,000	—	—	—
Richard I. Eisenstadt(4)	447	—	—	11.34	8/12/2013	—	—	—	—
	179	—	—	11.34	10/7/2013	—	—	—	—
	3,167	—	—	12.88	1/1/2014	—	—	—	—
	19,164	—	—	1.75	8/9/2015	—	—	—	—
	12,755	—	—	1.75	2/16/2016	—	—	—	—
	20,000	—	—	2.45	2/1/2017	—	—	—	—
	16,595	—	—	3.78	2/19/2018	—	—	—	—
	16,595	—	—	3.78	2/19/2018	—	—	—	—
	55,776	92,960	—	4.00	4/19/2021	92,960	—	—	—
	—	40,000	—	4.24	8/7/2022	40,000	—	—	—
Helmut Thomas, Ph.D.(3)	35,714	—	—	3.78	2/19/2018	—	—	—	—
	14,285	—	—	3.78	2/19/2018	—	—	—	—
	14,893	—	—	3.78	2/19/2018	—	—	—	—
	14,893	—	—	3.78	2/19/2018	—	—	—	—
	29,490	49,151	—	4.00	4/19/2021	49,151	—	—	—
	—	90,000	—	4.24	8/7/2022	90,000	—	—	—
Franck S. Rousseau	43,750	131,250	—	2.97	10/18/2021	131,250	—	—	—
	—	100,000	—	3.09	4/19/2022	100,000	—	—	—
	—	8,000	—	4.24	8/7/2022	8,000	—	—	—
David S. Moore	46,875	103,125	—	3.50	8/18/2021	103,125	—	—	—
	—	50,000	—	3.09	4/19/2022	50,000	—	—	—

(1)
The options covered by the respective grant vest and become exercisable at a rate of 25% of the total grant on the first anniversary of the vesting start date and the remaining 75% vesting in 12 equal quarterly installments over the first 12 quarters following the first anniversary of the vesting start date.

(2)
Based on a per share price of $0.5402, which was the closing price per share of our Common Stock on the last trading day of the 2012 fiscal year (December 31, 2012).

(3)
Dr. Garg resigned as our President and Chief Executive Officer on July 15, 2013. Dr. Thomas ceased to serve as our Senior Vice President, Research and Preclinical Development on July 15, 2013.

(4)
Mr. Eisenstadt resigned as our Chief Financial Officer and VP, Finance effective January 4, 2013.

Option Exercises and Stock Vested

        There were no options exercised during 2012 with respect to our executive officers.

        We did not engage in any repricings or other modifications to any of our executive officers' outstanding equity awards during the year ended December 31, 2012.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-qualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Benefit Plans

        Our executive officers, employees and contractors are eligible to receive grants under the Company's Amended and Restated 2011 Stock Option and Incentive Plan, or the 2011 Stock Option and Incentive Plan, the amendment and restatement of which is described in extensive detail in Proposal 3 below.

Prior Equity Incentive Plans.

        Effective upon the adoption of our 2011 Stock Option and Incentive Plan, the Board of Directors decided not to grant any further awards under the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., or the Tranzyme Pharma Plan, the 2003 Stock Option Plan of Tranzyme, Inc., or the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan of Tranzyme, Inc., or the 2001 Non-Employee Stock Option Plan, and the 2001 Employee Stock Option Plan of Tranzyme, Inc., or the 2001 Employee Stock Option Plan. Some of our named executive officers continue to hold equity awards issued pursuant to these prior plans.

401(k) Plan

        We maintain a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

COMPENSATION PRACTICES RISK ASSESSMENT

        We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  our allocation of compensation between cash compensation and long-term equity compensation, combined with our typically four-year vesting schedule, discourages short-term risk taking;

  •
  our approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of our incentive payouts, and evaluation of performance results assist in mitigating excessive risk-taking;

  •
  our compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking; and

  •
  our business does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk).

 COMPENSATION COMMITTEE REPORT

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement.

Compensation Committee Eckard Weber, M.D., Chair Jean-Paul Castaigne, M.D. Pratik Shah, Ph.D.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than the compensation agreements and other arrangements described under "Compensation Discussion and Analysis" in this proxy statement and the transactions described below, since January 1, 2012, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.

        We have adopted a policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Transactions Related to the Merger

        On July 15, 2013, Tranzyme, completed the Merger with in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera, renamed as Ocera Subsidiary, Inc., surviving the merger as a wholly-owned subsidiary of the combined company.

        Prior to the Merger, on July 15, 2013, Tranzyme effected a 12-to-1 reverse stock split on its issued and outstanding common stock. Upon the closing of the Merger, each outstanding share of Private Ocera's common stock converted into approximately 0.11969414 shares of Tranzyme's common stock. In addition, each outstanding option to purchase Private Ocera's common stock and warrant to purchase Private Ocera's common stock prior to the effective time of the Merger was converted into an option or warrant to purchase Tranzyme's common stock. No fractional shares of Tranzyme's common stock were issued in connection with the Merger. Instead, Private Ocera's stockholders received cash in lieu of any fractional shares of Tranzyme's common stock such stockholders would have otherwise been entitled to receive in accordance with the Merger Agreement. Immediately following the Merger, the combined company changed its name from "Tranzyme, Inc." to "Ocera Therapeutics, Inc."

        On April 23, 2013, concurrently with the execution of the Merger Agreement, Tranzyme entered into a Securities Purchase Agreement (the "Financing Agreement") with certain Private Ocera stockholders and their affiliates. Pursuant to the Financing Agreement, immediately following the consummation of the Merger, we sold approximately $20 million of our Common Stock (the "Financing") to the parties at a per share purchase price of $6.0264. The Financing was consummated pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act and the rules promulgated thereunder. In connection with the Financing, affiliates of Domain Associates, LLC purchased an aggregate of 1,327,491 shares of the Company's common stock. Eckard Weber, M.D., the Chairman of the Company's board of directors, is an employee of Domain Associates, LLC. In connection with the Financing, InterWest Partners IX, L.P. purchased 431,435 shares of the Company's common stock. Nina Kjellson, a member of the Company's board of directors, serves as a Venture Member of InterWest Management Partners IX, LLC, which serves as the general partner of InterWest Partners IX, L.P. In connection with the Financing, affiliates of Sofinnova Ventures, Inc. purchased an aggregate of 391,166 shares of the Company's common stock. Michael Powell, Ph.D., a member of the Company's board of directors, serves as a managing member of Sofinnova Management VI, L.L.C., which is either a general partner or managing limited partner of each such affiliate of Sofinnova Ventures, Inc. Also in connection with the Financing, affiliates of Thomas, McNerney & Partners, L.P. purchased an aggregate of 696,932 shares of the Company's common stock. Pratik Shah, Ph.D., a member of the Company's board of directors, is a manager of certain such affiliates of Thomas, McNerney & Partners, L.P.

        Concurrently with the execution of the Financing Agreement, Tranzyme entered into a Registration Rights Agreement that granted customary registration rights to the participants in the Financing.

Other Transactions with Our Executive Officers, Directors and 5% Stockholders

  Private Placement

        On November 5, 2013, we entered into a Securities Purchase Agreement (the "November 2013 Financing Agreement") with entities affiliated with Vivo Capital, Venrock, Deerfield Management, Great Point Partners, QVT Financial, RA Capital Management, InterWest Partners, Three Arch Opportunities Fund and certain other purchasers identified therein. On November 8, 2013, we sold and issued, and the purchasers purchased, an aggregate of 3,940,887 units (the "Units") for an aggregate purchase price of $28.0 million (the "November 2013 Financing"). Each Unit consisted of one share of our Common Stock and warrants to acquire 0.20 shares of our Common Stock at an exercise price of $7.663 per share (the "Warrants"). The Units consist of an aggregate of 3,940,887 shares of Common Stock and Warrants exercisable for an aggregate of 788,177 shares of Common Stock. The November 2013 Financing was consummated pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act and the rules promulgated thereunder. In connection with the November 2013 Financing, InterWest Partners IX, L.P., one of our 5% stockholders, purchased 422,238 shares of the Company's common stock and 84,448 Warrants. Nina Kjellson, a member of the Company's board of directors, serves as a Venture Member of InterWest Management Partners IX, LLC, which serves as the general partner of InterWest Partners IX, L.P.

        Concurrently with the execution of the November 2013 Financing Agreement, we entered into a Registration Rights Agreement that granted customary registration rights to the participants in the November 2013 Financing.

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  Registration Rights

        In May 2005, we entered into a registration rights agreement with certain of our 5% stockholders, including affiliates of Thomas McNerney & Partners, L.P., Quaker BioVentures, L.P. and HIG Ventures. Pratik Shah, Ph.D., one of our directors, and Alex Zisson, one of our former directors, are affiliated with Thomas McNerney & Partners, L.P., Brenda Gavin, a former director, is affiliated with Quaker Bioventures, and Aaron Davidson, one of our former directors, is affiliated with HIG Ventures. The registration rights agreement grants the parties thereto certain demand, piggyback and Form S-3 registration rights.

  Lease

        On October 10, 2013, we entered into a sublease (the "Sublease") with Skyline Management, LLC, as sublandlord ("Skyline") for approximately 761 square feet of space in a building located at 525 University Avenue in Palo Alto, California (the "Premises"). The Premises are a portion of the space currently leased by Skyline pursuant to a Lease (the "Master Lease") by and between Skyline, as tenant, and NVP Associates, LLC, as landlord ("NVP"). We use the Premises as our corporate headquarters. The term of the Sublease will commence on the earlier of October 10, 2013 or the date we take possession of the Premises, and will end on May 31, 2015 (the "Expiration Date"). The monthly base rent for the Premises under the Sublease will be equal to the base rent per square foot payable by Skyline pursuant to the Master Lease, which is expected to equal $4.81 per square foot for the remainder of 2013 and $6.30 per square foot beginning on January 1, 2014, multiplied by the square footage of the Premises. John Freund, founding partner of Skyline, is the spouse of Linda S. Grais, our President and Chief Executive Officer.

PROPOSAL NO. 3

OCERA THERAPEUTICS, INC. SECOND AMENDED AND RESTATED
2011 STOCK OPTION AND INCENTIVE PLAN

Proposal

        The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On August 13, 2013 and October 29, 2013, the Board of Directors approved an amendment and restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan (as amended, the "Amended Option and Incentive Plan"), subject to stockholder approval. As of November 14, 2013, there are only approximately 80,693 shares of common stock available for future grants under the plan. The Compensation Committee believes that the Company needs a greater reserve of shares of common stock for future awards to executives and other key employees. Accordingly, the Board of Directors approved the Amended Option and Incentive Plan to increase the aggregate number of shares authorized for issuance by 2,000,000 shares to 2,302,328 shares of common stock, and to rename the plan as the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan. A copy of the Amended Option and Incentive Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

        The material features of the Amended Option and Incentive Plan are:

  •
  The maximum number of shares of common stock to be issued under the Amended Option and Incentive Plan is 2,302,328, an increase of 2,000,000 shares;

  •
  Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted; and

  •
  Any material amendment to the Amended Option and Incentive Plan is subject to approval by our stockholders.

        Based solely on the closing price of our common stock as reported by NASDAQ on November 14, 2013, the maximum aggregate market value of the 2,000,000 shares of common stock proposed to be added to the Amended Option and Incentive Plan is $15,000,000. The shares we issue under the Amended Option and Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, repurchased or terminated under the Amended Option and Incentive Plan are added back to the shares of common stock available for issuance under the Amended Option and Incentive Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Amended Option and Incentive Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the Amended Option and Incentive Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: revenues, expense levels, cash flow, clinical, regulatory, business development and financing milestones and developments, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2 million for any performance cycle.

Summary of the Amended Option and Incentive Plan

        The following description of certain features of the Amended Option and Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Option and Incentive Plan that is attached hereto as Appendix A.

        Administration.    The Amended Option and Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Option and Incentive Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the Amended Option and Incentive Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the Amended Option and Incentive Plan. For example, no more than 1,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 500,000 shares of common stock or $2.0 million if the award is payable in cash. These limits are intended to comply with Section 162(m) of the Code. In addition, no more than 2,302,328 shares of common stock may be granted in the form of incentive stock options.

        Stock Options.    The Amended Option and Incentive Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Option and Incentive Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Amended Option and Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Change of Control Provisions.    The Amended Option and Incentive Plan provides that upon the effectiveness of a "sale event" as defined in the Amended Option and Incentive Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Amended Option and Incentive Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to Amended Option and Incentive Plan, to certain limits in the Amended Option and Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Amended Option and Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the Amended Option and Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.

However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Amended Option and Incentive Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended Option and Incentive Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Plan.    Our 2011 Stock Option and Incentive Plan was adopted by our board of directors and approved by our stockholders in March 2011 and became effective in April 2011. On April 19, 2012, our Board of Directors adopted, and on June 7, 2012 our stockholders approved, an amendment and restatement of the 2011 Stock Option and Incentive Plan. The Amended Option and Incentive Plan was approved by our board of directors on August 13, 2013 and October 29, 2013. Awards of incentive options may be granted under the Amended Option and Incentive Plan until the tenth anniversary of April 19, 2022. No other awards may be granted under the Amended Option and Incentive Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

        Because the grant of awards under the Amended Option and Incentive Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Option and Incentive Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Option and Incentive Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

        If the Amended Option and Incentive Plan is approved by our stockholders, the following option grants, which were approved by our board on August 13, 2013, would become effective. If the Amended Option and Incentive Plan is not approved by our stockholders, these option grants would be void.

	Options(1)
Name and Position	Average Exercise Price	Number (#)
Linda S. Grais, M.D., Current Chief Executive Officer and President	$7.38	491,550
Jeri L. Hilleman, Current Chief Financial Officer and Secretary	$7.95	200,000
Franck S. Rousseau, M.D., Chief Medical and Development Officer	$7.38	226,000
David S. Moore, Chief Business Officer	$7.38	113,000
All current executive officers, as a group	$7.49	1,030,550
All current directors who are not executive officers, as a group	—	—
All current employees who are not executive officers, as a group	$7.38	423,650

(1)
Each option granted shall become exercisable with respect to 25% of the shares subject to the option when the optionee completes 12 months of continuous service following the vesting commencement date, and with respect to 1/36th of the remaining shares subject to the option when the optionee completes each calendar month of continuous service thereafter.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Option and Incentive Plan. It does not describe all federal tax consequences under the Amended Option and Incentive Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Amended Option and Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Amended Option and Incentive Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended Option and Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

        The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended Option and Incentive Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR THE APPROVAL OF THE OCERA THERAPEUTICS, INC.
SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Equity Compensation Plan Information

        The following table provides information as of December 31, 2012 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 2011 Stock Option and Incentive Plan, the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan (without taking into account the additional shares proposed to be added to our Amended Option and Incentive Plan).

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders:	234,387	(1)	$44.76	(2)	63,393	(3)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	234,387		$44.76		63,393

(1)
Includes 234,387 shares of common stock issuable upon the exercise of outstanding options and no shares of common stock issuable upon the vesting of restricted stock units. Does not include any shares of restricted stock as no such shares are outstanding. Any such shares outstanding would have been reflected in our total shares outstanding.

(2)
Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of November 14, 2013, there are 80,693 shares available for grants under the 2011 Stock Option and Incentive Plan. There are no shares available for grant under the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

 AUDIT COMMITTEE REPORT

        The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of the Company's internal audit function; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

        Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee Anne M. VanLent, Chair Jean-Paul Castaigne, M.D. Pratik Shah, Ph.D.

 PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. This selection will be presented to stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our auditor since 2002. One or more representatives of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

        Although stockholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may not change, its selection of Ernst & Young LLP as our independent registered public accounting firm for 2013. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

        Information regarding the fees paid to Ernst & Young LLP for services rendered in 2012 and 2011 and our policies and procedures for the approval of such fees is set forth below.

  Fees Paid to Independent Registered Public Accounting Firm

  Audit Fees

        Aggregate "Audit Fees" paid to Ernst & Young LLP for services rendered during 2012 and 2011 were approximately $318,000 and $425,000, respectively. These amounts consist of fees paid for professional services rendered with respect to annual audits and quarterly reviews of our financial statements, tax return preparation, tax advice and planning, the issuance of a comfort letter in connection with our initial public offering and the issuance of consents in connection with registration statements we filed with the SEC.

  Audit Related Fees, Tax Fees, and All Other Fees

        No other fees were paid to Ernst & Young LLP in 2012 or 2011.

  Pre-Approval Policies and Procedures

        Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by Ernst & Young LLP in 2012 and 2011 and the fees for such services.

OUR BOARD UNANUIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ON PROPOSAL NO. 4 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2012, the Company believes that all Reporting Persons complied with all applicable reporting requirements.

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

        The Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders may submit proposals, which are proper subjects for inclusion in our proxy materials for consideration at our 2014 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing to Ocera Therapeutics, Inc., Attention: Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301 and received by us at this address no later than Friday, January 31, 2014.

        In addition, stockholders may propose business to be considered at our 2014 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than May 10, 2014. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

        Proposals, notices and requests for a copy of our bylaws must be delivered to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.

        In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Jeryl L. Hilleman
 Secretary
November 15, 2013

Appendix A

OCERA THERAPEUTICS, INC.
SECOND AMENDED AND RESTATED
2011 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of Ocera Therapeutics, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: revenues, expense levels, cash flow, clinical, regulatory, business development and financing milestones and developments, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or (iv) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.00001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 302,328 shares and (ii) subject to stockholder approval, an additional 2,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 2,302,328 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (c)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

        (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15. TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 19. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21. EFFECTIVE DATE OF PLAN

        This Second Amended and Restated Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of

Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

LOCATION OF OCERA THERAPEUTICS, INC. ANNUAL STOCKHOLDERS MEETING

Thursday, December 19, 2013 at 9:30 a.m. Pacific Time

InterWest Partners
2710 Sand Hill Road
Suite 200
Menlo Park, California 94025

Directions From:

        San Francisco International Airport—Follow U.S. 101 South to exit 414A; take State Route 92 West to exit 8B; take I-280 South to Exit 24 (follow signs for Sand Hill Road East/Menlo Park); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

        Oakland International Airport—Follow I-880 South to exit 27; take State Route 92 West to exit 8B; take I-280 South to Exit 24 (follow signs for Sand Hill Road East); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

        San Jose International Airport—Follow I-880 South to exit 1B; take I-280 North to Exit 24 (follow signs for Sand Hill Road East/Menlo Park); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

PROXY CARD OCERA THERAPEUTICS, INC. Annual Meeting of Stockholders December 19, 2013 9:30 a.m. Pacific Time To be held at InterWest Partners, 2710 Sand Hill Road, Suite 200 in Menlo Park, California 94025 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Linda S. Grais, M.D. and Jeryl L. Hilleman and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Ocera Therapeutics, Inc. (the “Company”) to be held on Thursday, December 19, 2013 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of the Company to which the undersigned is entitled to vote at the Annual Meeting. The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting. (Continued, and to be marked, dated and signed, on the other side) . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 3 AND 4. . FOLD AND DETACH HERE AND READ THE REVERSE SIDE . PROXY BY MAIL THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please mark your votes like this X 1. To elect nine (9) members to the Board of Directors, each to serve for a one-year term The Board of Directors recommends a vote FOR all Nominees: 1. Eckard Weber, M.D. 2. Jean-Paul Castaigne, M.D. 3. Lars G. Ekman, M.D., Ph.D. 4. Linda S. Grais, M.D. 5. Nina Kjellson 6. Michael Powell, Ph.D. 7. Franck S. Rousseau, M.D. 8. Pratik Shah, Ph.D. 9. Anne M. VanLent Advisory Say-On-Pay Vote 2. Approval of the compensation of the Company’s Named Executive Officers Vote on Amendment and Restatement of 2011 Equity Incentive Plan 3. Approval of Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan. Vote on Independent Registered Public Accounting Firm 4. Ratification of Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2013 NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. FOR WITHHOLD AUTHORITY FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY OCERA THERAPEUTICS, INC. The Board of Directors recommends a vote FOR proposals 2, 3 and 4. This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Yes No For address changes/comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Signature [PLEASE SIGN WITHIN BOX] ________________________________________ Date _____________ Signature (Joint Owners) ________________________________________ Date _____________ PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.